UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 6, 2012

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13950 Stowe Drive
Poway, California 92064
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2012, the Board of Directors, or the Board, of Digirad Corporation, or the Company, approved a new title, salary and bonus to be paid to an executive officer of the Company's wholly-owned subsidiary, Digirad Imaging Solutions, Inc., or DIS, for the 2012 fiscal year after such matters were approved and recommended by the Board's Compensation Committee.

	Title	Base Salary
Matthew G. Molchan	President, DIS	$250,000
Mr. Molchan is now the principal executive officer of DIS.

Such bonus payment made, if any, will be paid in cash.

Also effective January 6, 2012, Mr. Molchan's bonus will be based on a percentage of base salary and payable based on the following payment target:

	Cash Target	Target % of Salary
Matthew G. Molchan	$125,000	50%

The bonus for Mr. Molchan will be based on the achievement of certain elements of the Company's 2012 operating plan, as defined by the Compensation Committee.

The actual bonus payable (if any) for the achievement of such objective will be determined by the Compensation Committee, and will be payable upon the completion of the financial audit of the consolidated financial statements, but no later than March 31, 2013, subject to Mr. Molchan's employment through the date of payment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Richard B. Slansky
Richard B. Slansky Chief Financial Officer
Date: January 10, 2012